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                              CONTRACT BENEFIT DATA

Contract Number                         : [99-9999999]

Rider Effective Date                    : [July 1, 2004]

Annuitant                               : [Abraham Lincoln]

Age Nearest Birthday                    : [65]

Sex                                     : [Male]

Secondary Life                          : [Mary Todd Lincoln]

Age Nearest Birthday                    : [62]

Sex                                     : [Female]

Initial Periodic Income Payment         : [$411.26]

Initial Guaranteed Income Benefit       : [$205.63]

Guaranteed Amount                       : [$50,000.00]

Initial Periodic Income Payment Mode    : [Monthly]

Initial Periodic Income Payment Date    : [July 1, 2004]

Periodic Income Commencement Date       : [June 17, 2004]

Access Period                           : [15 Years]

Guaranteed Income Benefit Percent       : [50%]

Assumed Interest Rate                   : [3.00%]

Rider Option Election                   : [Enhanced Guaranteed Minimum Death
                                          Benefit with Guaranteed Income Benefit
                                          Option]

Annual Mortality and Expense Risk Charge and Administrative Charge

During Access Period
--------------------
Account Value Death Benefit
   without Guaranteed Income
   Benefit Option                       : 1.85%

Account Value Death Benefit
   with Guaranteed Income
   Benefit Option                       : 2.35%

Enhanced Guaranteed Minimum Death
   Benefit without Guaranteed Income
   Benefit Option                       : 2.05%

Enhanced Guaranteed Minimum Death
   Benefit with Guaranteed Income
   Benefit                              : 2.55%

After Access Period
-------------------
Account Value Death Benefit
   without Guaranteed Income
   Benefit Option                       : 1.65%

Account Value Death Benefit
   with Guaranteed Income
   Benefit Option                       : 2.15%

Form CBNY-AL3BO-Q-PR 6/04                       American Legacy III Bonus - Q-PR

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Enhanced Guaranteed Minimum Death
   Benefit without Guaranteed Income
   Benefit Option                       : 1.65%

Enhanced Guaranteed Minimum Death
   Benefit with Guaranteed Income
   Benefit Option                       : 2.15%

                        Guaranteed Income Benefit Option

The Initial Guaranteed Income Benefit is equal to the Guaranteed Income Benefit Percent shown above multiplied by the greater of:

        (a.)    the Initial Periodic Income Payment shown above, and
        (b.)    the Guaranteed Amount, if any, shown above divided by 1000 and multiplied by an annuity factor based on a [3%] Assumed Interest
                Rate.

                               Persistency Credit

Quarterly Persistency Credit :          0.050%

During the Access Period, a Persistency Credit, if one is determined to be payable according to the calculation described below, is paid into the Contract beginning three months after the 14th anniversary of the Contract Date and at the end of each subsequent three-month period thereafter.

The amount of the Persistency Credit is calculated by multiplying the Account Value, less any Purchase Payments that have not been invested in the Contract for minimum of 14 years, by the quarterly Persistency Credit percentage shown on the Contract Benefit Data page(s). The Persistency Credit will be allocated to the Variable Subaccount(s) and/or Fixed Account(s) of the Contract in proportion to the value in each Variable Subaccount(s) and/or Fixed Account(s) at the time the Persistency Credit is paid into the Contract. The Persistency Credits will purchase accumulation units from the Variable Subaccounts at the accumulation unit values as of the Valuation Date the Persistency Credits are paid into the Contract.

                        Death Benefit Upon Termination of
                            Periodic Income Payments

If the Account Value Death Benefit is the Death Benefit in effect under this Rider, upon termination of the Periodic Income Payments the Death Benefit will be equal to:

the greater of:

        (1) the Account Value as of the date the death claim is approved by LNL for payment; or
        (2) the sum of all Purchase Payments decreased proportionally by all Periodic Income Payments and minus all Withdrawals, including applicable charges and premium tax incurred, made before, on and after the Periodic Income Commencement Date.

If the EGMDB is the Death Benefit in effect under this Rider, upon termination of the Periodic Income Payments the Death Benefit will be equal to:

the greatest of:

        (1) the Account Value as of the date the death claim is approved by LNL for payment; or
        (2) the sum of all Purchase Payments decreased proportionally by all Periodic Income Payments and minus all Withdrawals including applicable charges and premium tax incurred, made before, on and after the Periodic Income Commencement Date; or
        (3) the highest Contract Value or Account Value on the Contract Date or any Contract Date anniversary occurring on or after the Valuation Date the EGMDB is effective on the Contract, (determined before the allocation of any Purchase Payments on that Contract Date anniversary) and prior to the 81st birthday of the deceased Annuitant

Form CBNY-AL3BO-Q-PR 6/04                       American Legacy III Bonus - Q-PR

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                and prior to the date of death of the deceased Annuitant for whom a death claim is approved by the LNL Home Office for payment. The highest Contract Value or Account Value is adjusted for certain transactions. It is increased by Purchase Payments made on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained. It is decreased proportionally by all Periodic Income Payments and Withdrawals, including applicable charges and premium tax incurred on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained.